SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report: February 10, 1997



                          BALDWIN PIANO & ORGAN COMPANY
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             (Exact name of registrant as specified in its charter)

     Delaware                          0-14903                       31-1091812
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(State of other jurisdiction of   (Commission File Number)      (IRS Employer
 incorporation)                                                  Identification
                                                                 Number)

422 Wards Corner Road, Loveland, Ohio                                45140-8390
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (513) 576-4500

Item 5.  Other Events

     On February 10, 1997, the Board of Directors (the "Board") of Baldwin Piano & Organ Company (the "Company"), as permitted by Article Seventh of the Company's Certificate of Incorporation, amended and restated the Company's Bylaws by inserting Section 11 to Article 2 which describes certain information that must be provided before a stockholder can nominate directors or bring other business before an Annual Meeting of the stockholders. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3(ii).

     On February 27, 1997, the Company announced its earnings for the fiscal year ended December 31, 1996. A copy of the Company's press release issued on February 27, 1997 is attached hereto as Exhibit 99.1.

     Contemporaneously with the announcement of the Company's earnings for the fiscal year ended 1996, the Company filed a No-Action request pursuant to Rule 14a-8(d) of the Securities Exchange Act of 1934, as amended, with the Office of the Chief Counsel of the Division of Corporate Finance. The No-Action request seeks to omit from the Company's 1997 proxy materials a proposal by Mr. Kenneth
W. Pavia, Sr. of Bolero Investment Group, L.P. which requests the Board to retain a nationally recognized investment banker to explore various alternatives to maximize stockholder value. A copy of the No-Action request is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits.

         3(ii) Amended and Restated Bylaws of Baldwin Piano and Organ Company revised as of February 10, 1997.

         99.1 Press release dated February 27, 1997.

         99.2  No-Action   request  filed  pursuant  to  Rule  14a-8(d)  of  the
               Securities Exchange Act of 1934, as amended, on behalf of Baldwin Piano and Organ Company dated February 27, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned herewith duly authorized.

Date:  February 10, 1997              Baldwin Piano and Organ Company
                                      ------------------------------------------
                                                  (Registrant)


                                        By:   /s/ Karen L. Hendricks
                                              ----------------------------------
                                              Karen L. Hendricks
                                              President, Chief Executive Officer
                                              and Chairman of the Board